UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 30, 2006

Ever-Glory International Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17870 Castleton Street #335, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 839-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities

On December 30, 2006, Registrant, through its wholly owned subsidiary, Perfect Dream Ltd, a British Virgin Islands corporation, consummated the acquisition of 100% of the capital stock of Nanjing New-Tailun Garments Co, Ltd, a Chinese limited liability company (“New-Tailun”) from Ever-Glory Enterprises (HK) Ltd, a British Virgin Islands corporation (“Seller”), pursuant to that certain Purchase Agreement among the parties dated November 9, 2006 (the “Purchase Agreement”). Registrant paid the Seller an amount in Renminbi (“RMB”) equal to US$2,000,000 and issued to the Seller 20,833,333 shares of Registrant’s common stock. The cash portion of the purchase price was paid from working capital of the Registrant. The shares of Registrant’s common stock issued to the Seller were not registered with the SEC and are restricted securities. The issuance of such shares was made subject to an exemption from registration with the SEC provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

Seller is owned 100% by Yan Xiaodong, a director of Registrant. In addition, Registrant’s directors Yan Xiaodong, Li Ning and Sun Jiajun are also directors of New-Tailun. Mssrs. Yan, Li and Sun have disclosed such interests in full to the boards of directors of each of the parties to the Purchase Agreement. Seller and Registrant have received an opinion as to the fairness of the transaction from Savills Valuation and Professional Services Ltd, dated November 9, 2006. The Transaction was approved by the board of directors of the Registrant in accordance with the provisions of section 607.0832 of the Florida Business Corporation Act.

Financial information about New-Tailun and pro forma financial information will be filed by amendment to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits

Exhibit
Number Description

2.1      Agreement for the Purchase and Sale of Stock dated November 9, 2006 is incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on
November 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

/s/ Kang Yihua
Kang Yihua
Chief Executive Officer and President

Date: January 2, 2007